February 28, 2013

Aston Asset Management, LP

120 N. LaSalle Street, 25th Floor

Chicago, IL 60602

Re:	Investment Advisory Agreement with Aston Asset Management, LP dated April 15, 2010 (the “Investment Advisory Agreement”)

Ladies and Gentlemen:

Pursuant to the Investment Advisory Agreement, we are hereby providing notification of an amended Schedule B to the Investment Advisory Agreement to reflect a new breakpoint schedule in connection with the annual fee rate for ASTON/Montag & Caldwell Growth Fund. Attached hereto is amended Schedule B to the Investment Advisory Agreement.

By acknowledging below, you agree to the amended Schedule B to the Investment Advisory Agreement in its entirety as attached hereto.

ASTON FUNDS

By:	/s/ Gerald F. Dillenburg
Name:	Gerald F. Dillenburg
Its:	Senior Vice President and Secretary

Accepted this 28th day of February, 2013.

ASTON ASSET MANAGEMENT, LP

By:	/s/ Kenneth C. Anderson
Name:	Kenneth C. Anderson
Its:	President

SCHEDULE A

Fund	Effective Date	Initial Term
ASTON/Anchor Capital Enhanced Equity Fund	April 15, 2010	December 31, 2011

ASTON/Barings International Fund	April 15, 2010	December 31, 2011

ASTON/Cornerstone Large Cap Value Fund	April 15, 2010	December 31, 2011

ASTON/Fairpointe Mid Cap Fund	April 15, 2010	December 31, 2011

ASTON/Harrison Street Real Estate Fund	April 15, 2010	December 31, 2011

ASTON/Herndon Large Cap Value Fund	April 15, 2010	December 31, 2011

ASTON/Lake Partners LASSO Alternatives Fund	April 15, 2010	December 31, 2011

ASTON/Montag & Caldwell Balanced Fund	April 15, 2010	December 31, 2011

ASTON/Montag & Caldwell Growth Fund	April 15, 2010	December 31, 2011

ASTON/Montag & Caldwell Mid Cap Growth Fund	April 15, 2010	December 31, 2011

ASTON/River Road Dividend All Cap Value Fund	April 15, 2010	December 31, 2011

ASTON/River Road Select Value Fund	April 15, 2010	December 31, 2011

ASTON/River Road Small Cap Value Fund	April 15, 2010	December 31, 2011

ASTON/TAMRO Diversified Equity Fund	April 15, 2010	December 31, 2011

ASTON/TAMRO Small Cap Fund	April 15, 2010	December 31, 2011

ASTON/TCH Fixed Income Fund	April 15, 2010	December 31, 2011

ASTON Small Cap Fund	April 15, 2010	December 31, 2011

ASTON/LMCG Small Cap Growth Fund	October 20, 2011	December 31, 2011

ASTON/River Road Independent Value Fund	December 28, 2010	December 27, 2012

ASTON/River Road Long-Short Fund	December 29, 2010	December 27, 2012

ASTON/DoubleLine Core Plus Fixed Income Fund	July 13, 2011	December 31, 2012

ASTON/Silvercrest Small Cap Fund	December 21, 2011	December 20, 2013

ASTON/River Road Dividend All Cap Value Fund II	June 22, 2012	December 31, 2013

SCHEDULE B

Fund	Annual Fee Rate
ASTON/Anchor Capital Enhanced Equity Fund	0.70% of the Fund’s average daily net assets

ASTON/Barings International Fund	1.00% of the Fund’s average daily net assets

ASTON/Cornerstone Large Cap Value Fund	0.80% of the Fund’s average daily net assets

ASTON/Fairpointe Mid Cap Fund	0.80% for the first $100 million* 0.75% for the next $300 million* 0.70% over $400 million*

ASTON/Harrison Street Real Estate Fund	1.00% of the Fund’s average daily net assets

ASTON/Herndon Large Cap Value Fund	0.80% of the Fund’s average daily net assets

ASTON/Lake Partners LASSO Alternatives Fund	1.00% of the Fund’s average daily net assets

ASTON/Montag & Caldwell Balanced Fund	0.75% of the Fund’s average daily net assets

ASTON/Montag & Caldwell Growth Fund	0.80% for the first $800 million* 0.60% over $800 million up to $6 billion* 0.55% over $6 billion up to $12 billion* 0.50% over $12 billion*

ASTON/Montag & Caldwell Mid Cap Growth Fund	0.85% of the Fund’s average daily net assets

ASTON/River Road Dividend All Cap Value Fund	0.70% of the Fund’s average daily net assets

ASTON/River Road Select Value Fund	1.00% of the Fund’s average daily net assets

ASTON/River Road Small Cap Value Fund	0.90% of the Fund’s average daily net assets

ASTON/TAMRO Diversified Equity Fund	0.80% of the Fund’s average daily net assets

ASTON/TAMRO Small Cap Fund	0.90% of the Fund’s average daily net assets

ASTON/TCH Fixed Income Fund	0.55% of the Fund’s average daily net assets

ASTON Small Cap Fund	1.00% of the Fund’s average daily net assets

ASTON/LMCG Small Cap Growth Fund	1.00% of the Fund’s average daily net assets

ASTON/River Road Independent Value Fund	1.00% of the Fund’s average daily net assets

ASTON/River Road Long-Short Fund	1.20% of the Fund’s average daily net assets

ASTON/DoubleLine Core Plus Fixed Income Fund	0.55% of the Fund’s average daily net assets

ASTON/Silvercrest Small Cap Fund	1.00% of the Fund’s average daily net assets

ASTON/River Road Dividend All Cap Value Fund II	0.70% of the Fund’s average daily net assets

As amended on February 28, 2013

*	Amounts represent average daily net assets